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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 21, 2000




                       SONUS COMMUNICATION HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)


     DELAWARE                             0-30124               54-1939577

(State or other jurisdiction             (Commission           (IRS Employer
 of incorporation)                       File Number)           Identification No.)


        55 John Street, 2nd Floor
        New York, New York                        10038
 (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (212) 285-4300


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Item 5. Other Events.

On December 21, 2000, Ms. Sherry Shen was appointed Chief Executive Officer of Sonus Communication Holdings, Inc. (the "Company").

Effective February 15, 2001 Mr. John K. Friedman resigned as President and Chief Operating Officer of the Company. The remaining officers of the Company will perform the duties of President and Chief Operating Officer until a successor is appointed. Mr. Friedman will continue as a member of the Board of Directors of the Company.

Citing substantially increased demands on his time, effective February 16, 2001, Mr. Daniel J. Gomez resigned as Chairman of the Board of Directors of the Company and as a Board Member.


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                           SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          SONUS COMMUNICATION HOLDINGS, INC.
                          (Registrant)


                  By: /s/ Frank C. Szabo
                          ------------------------------------
                          Name: Frank C. Szabo
                          Title: Chief Financial Officer


Dated:   February 20, 2001